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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 1, 2016
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture and Additional Senior Notes due 2021

On March 1, 2016, Realogy Group LLC, a Delaware limited liability company (the "Company"), together with Realogy Co-Issuer Corp., a Florida corporation, and the Company's wholly-owned subsidiary (the "Co-Issuer" and, together with the Company, the "Issuers"), issued $250 million aggregate principal amount of 5.250% senior notes due 2021 (the "Additional Notes"), under a supplemental indenture, dated as of March 1, 2016 (the “Supplemental Indenture”), among the Company, Realogy Holdings Corp., a Delaware corporation and indirect parent of the Company ("Holdings"), the Co-Issuer, the Note Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee for the Notes (as defined below) (the " Trustee"), to the same indenture governing the $300 million aggregate principal amount of the Issuers’ 5.250% senior notes due 2021 (the "Existing Notes" and, together with the Additional Notes, the "Notes"), dated as of November 21, 2014, among the Company, Holdings, the Co-Issuer, the Note Guarantors and the Trustee (as supplemented to the date hereof including the Supplemental Indenture, the "Indenture"). The Additional Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Additional Notes have identical terms, other than the issue date, the issue price and the first interest payment date, and will constitute part of the same series as the Existing Notes. The Additional Notes have the same CUSIP numbers as the Existing Notes, except for the Additional Notes sold pursuant to Regulation S which will, on the 40th day following the issue date of the Additional Notes, have the same CUSIP numbers. The Additional Notes that have the same CUSIP numbers as the Existing Notes are expected to be fungible with the Existing Notes.

The Company intends to use the net proceeds from the offering of the Additional Notes of approximately $247 million to temporarily reduce outstanding borrowings under its revolving credit facility and for working capital purposes, prior to using such net proceeds to retire a portion of its outstanding 3.375% Senior Notes due 2016 at maturity in May 2016.

The Notes are unsecured senior obligations of the Company and will mature on December 1, 2021. Interest on the Additional Notes will be payable semiannually to holders of record at the close of business on May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing June 1, 2015. Interest on the Additional Notes will accrue from December 1, 2015, the last day interest was paid on the Existing Notes, at the rate of 5.250% per annum. Accrued interest on the Additional Notes was paid by purchasers of the Additional Notes from December 1, 2015, to the date of issuance of the Additional Notes.

On or after December 1, 2017, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at specified redemption prices, plus accrued and unpaid interest to the redemption date. In addition, prior to December 1, 2017, the Company may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, plus a "make whole" premium. The Company may also redeem up to 40% of the aggregate principal amount of the Notes at any time and from time to time on or prior to December 1, 2017, with the net cash proceeds of certain equity offerings at a price equal to 105.250% of the principal amount thereof, plus accrued and unpaid interest, to the date of redemption. If the Company experiences certain kinds of changes in control, it must offer to purchase the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest. If the Company sells certain assets, it must offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes and the guarantees are the Company's, the Co-Issuer's and the Note Guarantors' senior unsecured obligations and:

•
rank senior in right of payment to the Company's, the Co-Issuer's and the Note Guarantors' existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•
rank equally in right of payment with all of the Company's, the Co-Issuer's and the Note Guarantors' existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; and

•
are effectively subordinated to all of the Company's, the Co-Issuer's and the Note Guarantors' existing and future secured debt, including the Company's obligations under its senior secured credit facilities, to the extent of the value of the assets securing such debt.

The guarantees by Holdings are Holdings' unsecured senior subordinated obligations, are equal in right of payment to all existing and future subordinated indebtedness of Holdings and are junior in right of payment to all existing and future senior indebtedness of Holdings. In addition, the Notes are structurally subordinated to all of the existing and future liabilities and obligations (including trade payables, but excluding intercompany liabilities) of each of the Company's non-guarantor subsidiaries.

Guarantees

The Notes are jointly and severally guaranteed by each of the Company's existing and future U.S. subsidiaries that is a guarantor under its senior secured credit facilities or that guarantees certain other indebtedness in the future (other than the Co Issuer), subject to certain exceptions (the "Note Guarantors"), and by Holdings on an unsecured senior subordinated basis.

Optional Redemption

On or after December 1, 2017, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at the following redemption prices, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth in the table below:

Period	Redemption price
2017	103.938%
2018	102.625%
2019	101.313%
2020 and thereafter	100.000%

In addition, prior to December 1, 2017, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus a "make-whole" premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to December 1, 2017, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more equity offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase capital stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 105.250%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed (or electronically transmitted) to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.  Any such redemption or notice may, at the Issuers' discretion, be subject to one or more conditions precedent, including completion of an equity offering or other corporate transaction.

Change of Control

Upon the occurrence of a change of control, as defined in the Indenture, the Company must offer to repurchase the Notes at 101% of the applicable principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

Covenants
The Indenture contains various covenants that limit the Company and its restricted subsidiaries' ability to take certain actions, which covenants are subject to a number of important exceptions and qualification. In addition, for so long as either the Notes have an investment grade rating from both Standard & Poor's Ratings Services and Moody's Investors Service, Inc. and no default has occurred and is continuing under the Indenture, the Company will not be subject to certain of such covenants. These covenants include limitations on the Company's and its restricted subsidiaries' ability to:

•	incur or guarantee additional indebtedness, or issue disqualified stock or preferred stock;

•	pay dividends or make distributions to its stockholders;

•	repurchase or redeem capital stock;

•	make investments or acquisitions;

•	incur restrictions on the ability of certain of its subsidiaries to pay dividends or to make other payments to the Company;

•	enter into transactions with affiliates;

•	create liens;

•	merge or consolidate with other companies or transfer all or substantially all of its assets;

•	transfer or sell assets, including capital stock of subsidiaries; and

•	prepay, redeem or repurchase debt that is subordinated in right of payment to the Notes.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of November 21, 2014, among Realogy Group LLC, as Issuer, Realogy Co-Issuer Corp., as Co-Issuer, Realogy Holdings Corp., the Note Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 5.250% Senior Notes due 2021 (the "5.250% Senior Note Indenture") (Incorporated by reference to Exhibit 4.27 to Registrants' Form 10-K for the year ended December 31, 2014).

4.2*	Supplemental Indenture No. 4 dated as of March 1, 2016 to the 5.250% Senior Note Indenture.
4.3
Form of 5.250% Senior Notes due 2021 (included in the 5.250% Senior Note Indenture (included in the 5.250% Senior Note Indenture filed as Exhibit 4.27 to Registrants' Form 10-K for the year ended December 31, 2014).

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* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ ANTHONY E. HULL
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: March 1, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ ANTHONY E. HULL
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer
Date: March 1, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of November 21, 2014, among Realogy Group LLC, as Issuer, Realogy Co-Issuer Corp., as Co-Issuer, Realogy Holdings Corp., the Note Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 5.250% Senior Notes due 2021 (the "5.250% Senior Note Indenture") (Incorporated by reference to Exhibit 4.27 to Registrants' Form 10-K for the year ended December 31, 2014).

4.2*	Supplemental Indenture No. 4 dated as of March 1, 2016 to the 5.250% Senior Note Indenture.
4.3
Form of 5.250% Senior Notes due 2021 (included in the 5.250% Senior Note Indenture (included in the 5.250% Senior Note Indenture filed as Exhibit 4.27 to Registrants' Form 10-K for the year ended December 31, 2014).

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* Filed herewith.